UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-55364	36-4787690
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Suite 400, 41 University Drive
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 809-2018

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

            On April 18, 2016, Helius Medical Technologies, Inc. (the “Company”) closed a sale of 9,215,000 units at a price of CAD$1.00 (US$0.78) per unit for gross proceeds of approximately $7,199,781. Each unit consists of one share of the Company’s Class A common stock and one half of one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one additional share of the Company’s Class A common stock on or before the date that is 36 months from the closing date at an exercise price of CAD$1.50. The Warrants in the offering are exercisable for an aggregate of 4,607,500 shares of our Class A common stock. As disclosed in our Current Report on Form 8-K filed March 24, 2016, pursuant to the terms of an agency agreement, the Company has agreed to pay the agent a cash commission equal to 6% of the gross proceeds of the offering for a cash commission of CAD$436,050 (US$340,690) and to issue the agent non-transferrable compensation options exercisable to purchase that number of units that is equal to 6% of the aggregate number of units issued and sold in the offering, for compensation options exercisable to purchase a total of 436,050 units. Each compensation option will entitle the holder thereof to acquire one unit at a price of CAD$1.00 per unit for a period of 24 months after the closing date.

            In offering and selling the units, the Company relied on the exemptions from registration provided by Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) for transactions made outside of the U.S. to non-U.S. persons and Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder for private transactions with purchasers in the U.S. each of which is an accredited investor.

            This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities offered have not been registered under the Securities Act, or qualified under any state securities laws or the laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code Of Ethics.

            On April 15, 2016, the Company’s Board of Directors approved our amended and restated Code of Business Conduct & Ethics (the “Amended Code of Ethics”) attached hereto as Exhibit 14.1 and which will also be available on the Company’s website. The Amended Code of Ethics is applicable to all officers, directors and employees of the Company, and was revised and updated for general corporate governance purposes and contains both substantive and administrative changes.

Item 8.01 Other Events.

            On March 22, 2016, the Company received conditional approval to have the Company’s shares of Class A common stock listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “HSM.” Our Class A common stock will begin trading on the TSX on April 18, 2016, following which the shares will be de-listed from the Canadian Stock Exchange, which is expected to be effective April 19, 2016. Our Class A common stock will continue to trade on the OTC Markets Group electronic quotation system (the “OTCQB”) under the symbol “HSDT.”

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit	Description
Number

14.1	Code of Business Conduct & Ethics, as amended and restated on April 15, 2016

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: April 18, 2016

By:	/s/ Joyce LaViscount
Name:	Joyce LaViscount
Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

14.1	Code of Business Conduct & Ethics, as amended and restated on April 15, 2016